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                                                           EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Concord EFS, Inc. 1993 Incentive
Stock Option Plan, as amended, for the registration of 11,331.250 shares of Concord EFS, Inc. common stock, of our report dated February 5, 1998, with respect to the consolidated financial statements of Concord EFS, Inc. and subsidiaries, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                             /S/ Ernst & Young LLP



Memphis, Tennessee
March 8, 1999